SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 1, 2011

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

                                                                    Delaware                                                                                0-11720                                                     52-1206400
             (State or Other Jurisdiction                                                  (Commission File Number)                                   (I.R.S. Employer
                     of Incorporation)                                                                   Identification No.)

3524 Airport Road
        Maiden, North Carolina 28650
(Address of Principal Executive Offices)
 (Zip Code)

                                   (828) 464-8741
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)           Air T, Inc. (the “Company”) held its 2011 annual meeting of stockholders on September 1, 2011.

(b)           At the meeting Sam Chesnutt, Allison T. Clark, Walter Clark, John J. Gioffre, John Parry, George C. Prill, William H. Simpson, Dennis A. Wicker and J. Bradley Wilson were elected as directors and the stockholders voted on a resolution to ratify the appointment of Dixon Hughes Goodman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2012.  The tabulation of votes with respect to each of these matters is set forth below:

Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-votes
Sam Chesnutt	928,253	71,989	1,192,621
Allison T. Clark	716,517	283,725	1,192,621
Walter Clark	716,745	283,497	1,192,621
John J. Gioffre	638,851	361,391	1,192,621
John Parry	658,940	341,302	1,192,621
George C. Prill	784,615	215,627	1,192,621
William H. Simpson	714,002	286,240	1,192,621
Dennis A. Wicker	854,031	146,211	1,192,621
J. Bradley Wilson	934,943	65,299	1,192,621

Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
2,161,292	30,716	855

There were no broker non-votes with respect to the ratification of the appointment of the independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2011

AIR T, INC.

By: /s/ Walter Clark
Walter Clark, Chief Executive Officer